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EXHIBIT 10.48

                        ASSIGNMENT AND SECURITY AGREEMENT


                  This ASSIGNMENT AND SECURITY AGREEMENT, dated April 13, 2006 (this "AGREEMENT"), is by and between PACIFIC ETHANOL MADERA LLC, a Delaware limited liability company ("BORROWER"), and HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A., a national banking association, as the Administrative Agent for the Lenders (as defined below) (together with its successors and permitted assigns in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, Borrower was formed to develop, own and operate an approximately 35 million gallon-per-year dry mill ethanol production facility to be located in Madera, California (the "PROJECT"), and other related businesses;

                  WHEREAS, Borrower has entered into the Construction and Term Loan Agreement, dated April 10, 2006 (as the same may be amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), by and among Borrower, the lenders from time to time party thereto (the "LENDERS") and the Administrative Agent, pursuant to which the Lenders have agreed to make certain loans to Borrower; and

                  WHEREAS, it is a condition precedent to the Lenders making any loans pursuant to the Loan Agreement that Borrower enter into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the loans pursuant to the Loan Agreement, the parties hereto agree as follows:

                  Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement have the meanings given to those terms in
Schedule X to the Loan Agreement, and the rules of construction set forth in such Schedule X govern this Agreement. For purposes of this Agreement, all other undefined terms used herein, whether capitalized or not, that are defined in
Article 8 or Article 9 of the UCC, will have their respective meanings as therein defined. In the event of any inconsistency expressed or implied between this Agreement and the Loan Agreement, the Loan Agreement will govern the interpretation and implementation of this Agreement.

                  Section 2. GRANT OF SECURITY INTEREST.

                  (a) COLLATERAL. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (as defined below) now existing or hereafter arising, and howsoever evidenced, Borrower hereby collaterally assigns, conveys,



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mortgages, pledges, hypothecates and transfers to the Administrative Agent on behalf of the Lenders, and grants and creates a lien on and First-Priority security interest (the "SECURITY INTEREST") in favor of the Administrative Agent on behalf of the Lenders in, all right, title and interest of Borrower in, to and under the following, whether now existing or hereafter arising or acquired (collectively, the "COLLATERAL"):

                  (i) each Project Document to which Borrower is or becomes a party or by which it is bound (and any and all accounts, general intangibles, instruments and contract rights arising thereunder or related thereto), including the Project Documents listed on Schedule A hereto, as each may be amended, modified or supplemented from time to time (such Project Documents, as amended, supplemented or otherwise modified, being individually referred to herein as an "ASSIGNED AGREEMENT" and collectively referred to herein as the "ASSIGNED AGREEMENTS"), including in each case, (A) all rights of Borrower, now or hereafter existing, to receive moneys thereunder, whether or not earned by performance or for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of pursuant to the Assigned Agreements, (B) all rights of Borrower, now or hereafter existing, to receive proceeds of any performance, payment or completion bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) all claims of Borrower, now or hereafter existing, for damages arising out of or for breach of or default under the Assigned Agreements, (D) all supporting obligations in favor of Borrower and incurred pursuant to the Assigned Agreements, (E) all rights of Borrower, now or hereafter existing, to request that funds be disbursed in the form of loans or equity contributions under the Assigned Agreements, and (F) all rights of Borrower, now or hereafter existing, to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; PROVIDED, that unless an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) has occurred and is continuing and the Administrative Agent has given notice to Borrower, Borrower may exercise all rights, interests and benefits under the Assigned Agreements in any lawful manner not prohibited by this Agreement, the Loan Agreement or any of the other Loan Documents;

                  (ii) all investment property, including certificated securities, uncertificated securities, securities accounts, financial assets and security entitlements, all promissory notes and other indebtedness payable to Borrower, and all deposit accounts and all other bank accounts and sub-accounts, including without limitation the Construction Draw Account, the Project Revenues Account, the Debt Service Account, the Debt Service Reserve Account and any other Security Accounts established and maintained by Disbursement Agent or the DSRA Agent in the name of the Administrative Agent in accordance with Article II of the Disbursement Agreement (each of the securities accounts, deposit accounts, other bank accounts and sub-accounts being individually referred to herein as an "ACCOUNT" and collectively referred to herein as the "ACCOUNTS"), together with all funds, cash,


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         monies, financial assets, investments, instruments, certificates of deposit, promissory notes and any other property (including any Permitted Investments deposited therein or credited thereto) at any time on deposit therein or credited to any of the foregoing, all rights to payment or withdrawal therefrom and all income, profits, gains and interest thereon;

                  (iii) all Approvals now or hereafter held in the name or for the benefit of Borrower (it being understood that in no event will the security interest and Lien granted under this Section 2(a) attach to any such Approval if the grant of such security interest or Lien is prohibited by Law or would constitute or result in either (x) the voiding, invalidation or unenforceability of such Approval or (y) in a breach or termination pursuant to the terms of, or a default under, such Approval);

                  (iv) all equipment, accounts, agreements, contract rights, inventory (including fuel supplies, corn and other feedstocks, ethanol, dried and wet distillers grain solubles, and other products), goods, accessions, chattel paper, electronic chattel paper, documents, instruments, letter-of-credit rights, promissory notes, general intangibles, payment intangibles, software and related licenses, supporting obligations, commercial tort claims, fixtures, trade fixtures, money, after-acquired property and other assets owned by Borrower or in which Borrower has rights, including the improvements, equipment and fixtures associated with the Project, the Site, and the Grain Facilities, designs, plans and specifications relating to the Project, the Site, and the Grain Facilities, all pollution allowances, offsets and similar rights under the Clean Air Act Amendments of 1990 and any implementing Law, and any right, title or interest of Borrower under any insurance, indemnity, warranty or guaranty and any rents, revenues, incomes and profits (including payments and the rights to receive such payments from Government Instrumentalities);

                  (v) all proceeds, products, offsprings, rents, profits, income, benefits, substitutions, replacements and accessions of and to any and all of the foregoing Collateral, including whatever is received upon any collection, exchange, sale or other disposition, or distribution on account of any of the Collateral, any property into which any of the Collateral is converted or any rights arising out of the Collateral, whether cash or non-cash proceeds and any and all other amounts paid or payable or in connection with any of the Collateral; and

                  (vi) to the extent not included in the foregoing, any other personal or fixture property of Borrower, of every kind and nature, whether now existing or hereafter arising or acquired;

PROVIDED, that (A) any distributions, payments or releases (whether in the form of cash, instruments or otherwise) properly made by or to Borrower pursuant to Articles III and IV of the Disbursement Agreement will be released from the Security Interest granted hereunder and will no longer be part of the Collateral upon the making of such distribution and (B) any physical asset that is the subject of a sale, transfer or other disposition of the Collateral permitted by


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the Loan Agreement will be released from the Security Interest granted hereunder and will no longer be part of the Collateral upon consummation of such sale or other disposition. The Collateral is intended to include all of the above-described assets, wheresoever the same may be now or hereafter located.

                  (b) SUFFICIENCY OF COLLATERAL DESCRIPTION. It is the intention of the parties hereto that the description of the Collateral set forth in
Section 2(a) be sufficient, together with the description of the Site as set forth in the Mortgage, to enable the Administrative Agent, upon exercise of its remedies set forth in this Agreement, the Mortgage and the Pledge Agreement, to take possession of, and foreclose upon, all of the right, title and interest of Borrower in and to, without limitation, the Project, the Site, the Grain Facilities, the Project Documents, the Approvals, the Accounts, any insurance obtained by Borrower, any monies payable to or accruing in favor of Borrower and any and all other real property and personal property of Borrower, tangible and intangible, used or usable in connection therewith, and to enable the Administrative Agent or its designee to operate, sell, lease, license or otherwise dispose of the entire interest of Borrower in and to the Project, Site, and the Grain Facilities and such other assets or any part thereof, in each case upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) and subject to the limitations set forth in this Agreement and the other Loan Documents; PROVIDED, that the Collateral is assigned to the Administrative Agent solely as security and, subject to Section 14 below, the Administrative Agent will have no duty, liability or obligation whatsoever with respect to any of the Collateral, unless the Administrative Agent so elects in a written notice delivered to Borrower.

                  (c) OBLIGATIONS. This Agreement secures, in accordance with the provisions hereof, the following obligations, whether now existing or hereafter arising (collectively, the "OBLIGATIONS"):

                  (i) payment and performance of each and every obligation, indebtedness, covenant and agreement of Borrower, now or hereafter existing, contained in the Loan Agreement or any other Loan Document, in each case whether for principal, interest, premium, fees, expenses or otherwise pursuant thereto, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

                  (ii) payment of all sums advanced in accordance herewith or in accordance with any other Loan Document by or on behalf of the Administrative Agent (A) to protect, retake, hold or prepare for sale, lease, license or other disposition of, or realize upon, any of the Collateral purported to be covered hereby or thereby, including those fees and expenses described in Section 8.11 of the Loan Agreement or
         (B) incurred due to the failure of Borrower to perform or observe any provision of any Assigned Agreement or any Loan Document, with interest thereon at a rate PER ANNUM equal to the Default Rate from the date of demand therefor;


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                  (iii) performance of every obligation, covenant and agreement of Borrower contained in any agreement now or hereafter executed by Borrower that recites that the obligations thereunder are secured by this Agreement or any other Security Document; and

                  (iv) without duplication of amounts described in clauses (i) and (ii) of this Section 2(c), payment of all other sums, with interest thereon at a rate PER ANNUM equal to the Default Rate from the date of demand therefor, that becomes due and payable to or for the benefit of the Administrative Agent pursuant to the terms of this Agreement or any other Loan Document; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred and including all indebtedness of Borrower under any instrument now or hereafter evidencing or securing any of the foregoing (including, in each and every case, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)).

                  Section 3. PERFECTION OF COLLATERAL. In order to ensure the attachment, perfection and First-Priority of, and the ability of the Administrative Agent to enforce, the Security Interest in the Collateral, Borrower agrees, in each case, at Borrower's sole expense, to take, or authorize to be taken, the following actions with respect to the Collateral:

                  (a) FINANCING STATEMENTS. Borrower hereby authorizes the Administrative Agent to file or cause to be filed, registered and recorded all financing statements, notices, instruments, agreements, consents and other documents as are necessary in the reasonable judgment of the Administrative Agent or required by Law to create, preserve, perfect or validate the Security Interest in favor of the Administrative Agent. Each such document will be properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is necessary or required by Law to grant in favor of the Administrative Agent a perfected security interest in the Collateral. Without limiting the foregoing, Borrower consents that UCC financing statements may be filed describing the Collateral as "all assets" or "all personal property" of Borrower (provided, that no such description shall be deemed to modify the description of the Collateral set forth in Section 2(a) hereof).

                  (b) DELIVERY OF COLLATERAL. With respect to all instruments, promissory notes, tangible chattel paper, certificated securities and negotiable documents, whether now existing or hereinafter acquired by or arising in favor of Borrower, Borrower will deliver the same to the Administrative Agent pursuant to the terms hereof and of the other Loan Documents. All such instruments, promissory notes, tangible chattel paper, certificated securities and negotiable documents will be in suitable form for transfer by delivery or otherwise, or will be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, in order to grant in favor of the Administrative Agent a perfected security interest in such instruments, promissory notes, tangible chattel paper, certificated securities and negotiable documents; PROVIDED, that unless an Event


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of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) has occurred and is continuing, Borrower may retain for collection in the ordinary course of business any instruments, promissory notes, tangible chattel paper and negotiable documents received by Borrower and the Administrative Agent will, promptly upon request of Borrower, make appropriate arrangements for making any instrument, promissory note, tangible chattel paper or negotiable document pledged by Borrower available to Borrower for purposes of presentation, collection or renewal.

                  (c) COLLATERAL IN POSSESSION OF BAILEE; PERFECTION. If any goods with an aggregate fair market value in excess of $50,000 that Borrower owns or in which it has a right are now or at any time in the possession of a bailee, Borrower will promptly notify the Administrative Agent thereof and will use commercially reasonable efforts to obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Administrative Agent, that such bailee holds such Collateral for the benefit of the Administrative Agent and, if an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) has occurred and is continuing, will act upon instructions from the Administrative Agent without the further consent of Borrower. If for any reason the Administrative Agent cannot perfect a Security Interest in the goods in possession of a bailee, then upon written instructions from the Administrative Agent, Borrower will promptly transport such items to the Site or to another location with respect to which the Administrative Agent is or will be able to so perfect its Security Interest. After written notice from and consultation with the Administrative Agent, Borrower will obtain such additional insurance on the Collateral stored at any location other than the Site as the Administrative Agent reasonably determines is necessary to protect the Administrative Agent's interests.

                  (d) ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. With respect to all electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, now or hereafter acquired by or arising in favor of Borrower, Borrower will promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, will take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent "control" (as defined in the UCC) of such electronic chattel paper or "control" under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, for a party in control to make without loss of control, unless an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) has occurred and is continuing or would occur after taking into account any action by Borrower with respect to such electronic chattel paper or transferable record.


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                  (e) LETTER-OF-CREDIT RIGHTS. With respect to any letter of credit now or hereafter issued in favor of Borrower, Borrower will promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, Borrower will, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of or nominee under the letter of credit.

                  (f) COMMERCIAL TORT CLAIMS. With respect to any commercial tort claim that Borrower may hereafter hold with a value in excess of $100,000, Borrower will promptly notify the Administrative Agent in a writing signed by Borrower of the brief details thereof and grant to the Administrative Agent in such writing a perfected security interest therein and the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

                  (g) FURTHER ASSURANCES. To the extent not included in the foregoing, Borrower will, from time to time at Borrower's expense, promptly execute and deliver all further agreements, instruments and documents, and take all further action, that the Administrative Agent reasonably determines to be necessary, in order to create, perfect or protect any Security Interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral (except to the extent that this Agreement specifically provides that such action is not required). Without limiting the generality of the foregoing, Borrower will (i) execute and file such financing and continuation statements, or amendments thereto and such other instruments, endorsements and notices, as may be reasonably necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, including consents, assignments, notices and other documentation reasonably requested by the Administrative Agent, (ii) upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) and at the request of the Administrative Agent, cause the Administrative Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's Security Interest in such Collateral, (iii) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent's Security Interest in such Collateral, (iv) use its commercially reasonable efforts to obtain governmental and other third-party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, as the Administrative Agent may reasonably request, (v) use its commercially reasonable efforts to obtain


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waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Administrative Agent, (vi) execute any agreement, or deliver any Collateral to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, in order to provide the Administrative Agent with "control" (as such term is defined in the UCC) with respect to the relevant Collateral in order for the Administrative Agent to obtain a perfected security interest in such Collateral and (vii) take all actions required by the UCC (or part thereof) or by other Law, except in each case to the extent that this Agreement specifically provides that such action is not required.

                  Section 4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants as of the date hereof as follows:

                  (a) REPRESENTATIONS INCORPORATED BY REFERENCE. Borrower hereby makes each and every representation and warranty made by it in Article IV of the Loan Agreement to the same extent as if each such representation and warranty had been set forth in full herein, and each such representation and warranty is hereby incorporated by reference in this Section 4.

                  (b) TITLE; NO OTHER LIENS. Borrower is the legal and beneficial owner of the Collateral in existence on the date hereof free and clear of any and all Liens or claims of others (other than Permitted Liens) and Borrower has full power and authority to grant the Security Interest in and to the Collateral hereunder. Except with respect to Permitted Liens, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office. Further, no Lien or security interest on or in any membership interests of Borrower has been registered in the registration book maintained by Borrower in which all membership interests of Borrower are recorded, except for Permitted Liens. Borrower further represents that (i) none of the Collateral constitutes, or is the proceeds of, "farm products" (as defined in the UCC) and (ii) none of the account debtors or other Persons obligated on any of the Collateral is a Government Instrumentality subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

                  (c) PERFECTION REPRESENTATIONS. The name of Borrower is Pacific Ethanol Madera LLC. Borrower is a duly formed and validly existing limited liability company under the laws of the State of Delaware, and its certificate of formation has been duly filed with the Secretary of State of the State of Delaware. Borrower's chief executive office is located at 31470 Avenue 12, Madera, California 93638, and the legal description of the Site is as set forth in the Mortgage.. The Delaware organizational identification number for Borrower is 3957429.

                  (d) OTHER PERFECTION MATTERS. Financing statements or other appropriate instruments have been or will be filed pursuant to the UCC in the public offices set forth in Schedule B as necessary to perfect the Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the filing of a financing statement in such public offices. All other action necessary or reasonably requested by the


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Administrative Agent to protect and perfect the Security Interest in each item of the Collateral owned by Borrower, or in which Borrower has a right, as of the date hereof, has been or will be duly taken to the extent required hereunder, including those actions set forth in Section 3. Subject to the requirements contained in the UCC with respect to the filing of continuation statements, this Agreement creates a valid, continuing and perfected security interest in the Collateral in favor of the Administrative Agent, subject to no other Liens (other than Permitted Liens), and is enforceable as against creditors of and purchasers from Borrower and against any owner, lessee or mortgagee of the real property where any of the Collateral is located or to which any of the Collateral relates and against any purchaser of such real property or any present or future creditor obtaining a Lien on such real property (other than holders of Permitted Liens to the extent of such Liens).

                  Section 5. COVENANTS AND AGREEMENTS. Borrower hereby covenants and agrees that it will observe and fulfill, and will cause to be observed and fulfilled, each and all of the following covenants until all Obligations (exclusive of any indemnification or other obligations that are expressly stated in any Loan Document to survive termination of the Loan Documents) have been paid and performed in full:

                  (a) NOTICE OF ADVERSE CLAIMS AND CHANGES IN THE COLLATERAL. Borrower will, promptly, and in no event later than five (5) Business Days after Borrower becomes aware of any information of (i) any adverse claim against the Collateral or (ii) any substantial change in a material portion of the Collateral or of the occurrence of any event, occurrence or condition that could reasonably be expected to have a Material Adverse Effect, deliver to the Administrative Agent notice of each such claim, change, event, occurrence or condition.

                  (b) LEGAL STATUS. Borrower will not change its name, place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, or change its type of organization or jurisdiction of organization, except as permitted by the Loan Documents or with the Administrative Agent's written consent, which will not be unreasonably withheld or delayed. If Borrower does not have an organizational identification number and later obtains one, Borrower will promptly notify the Administrative Agent of such organizational identification number.

                  (c) PROHIBITION AGAINST TRANSFER OF COLLATERAL. Borrower will not sell, lease, license, transfer or otherwise dispose of any part of the Collateral, whether in one or a series of transactions, or otherwise undertake the sale or disposal of any of the Collateral, except as otherwise permitted pursuant to this Agreement, the Loan Agreement and the other Loan Documents.

                  (d) FEES AND EXPENSES. Borrower will upon demand pay or arrange to pay to the Administrative Agent the amount of any and all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of counsel, any special consultants reasonably engaged and any local counsel who might reasonably be retained by the Administrative Agent in connection with the transactions contemplated hereby) that the Administrative Agent may incur in


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connection with (i) any Event of Default, including the sale, lease, license or other disposition of, collection from or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of its rights hereunder, (ii) the exercise of the Administrative Agent's rights under this Agreement, (iii) performance by the Administrative Agent of any obligations of Borrower that Borrower has failed or refused to perform with respect to the Collateral, (iv) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance substantially similar to the insurance contemplated by Section 5.1(n) of the Loan Agreement or (v) the execution, delivery and performance of this Agreement, any agreement supplemental hereto and any instruments of further assurance; PROVIDED, that Borrower will have no obligation to pay or arrange to pay any amount pursuant to this Section 5(d) if such amount has already been paid pursuant to Section 8.11 of the Loan Agreement. Any amounts payable by Borrower pursuant to this Section 5(d) will constitute Obligations hereunder together with interest thereon at the Default Rate from the date of demand thereof and .

                  (e) FILING FEES, TAXES, ETC. Borrower will pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal, state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with (i) the Collateral or incurred in connection with the use or operation of such Collateral and (ii) the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance that no such tax, duty, impost, assessment or charge need be paid if being contested in good faith by appropriate proceedings with proper reserves established in accordance with GAAP.

                  (f) LIMITATION ON LIENS ON THE COLLATERAL. Borrower will not create, assume, incur, suffer to exist or permit to be created, assumed, incurred or suffered to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Administrative Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever other than with respect to Permitted Liens.

                  (g) LOCATION OF COLLATERAL. The Collateral, to the extent (i) such Collateral (A) is not delivered to the Administrative Agent in accordance with the terms of this Agreement, (ii) is not mobile goods or (iii) is not in the possession of a bailee who has executed an acknowledgment that such bailee holds the Collateral for the benefit of the Administrative Agent as described in
Section 3(c), will be kept at the Site or at Borrower's chief executive office set forth in Section 4(c), and Borrower will not remove the Collateral (other than Collateral sold, leased, licensed, transferred or otherwise disposed of in accordance with the Loan Agreement or Collateral being repaired) from such location without providing at least ten (10) Business Days' prior written notice to the Administrative Agent.

                  Section 6.        BORROWER'S OBLIGATIONS.

                  (a) All payments received by Borrower under or in connection with any of the Collateral will be held by Borrower in trust for the Administrative Agent, will be segregated from other funds of Borrower and will, promptly upon receipt by Borrower, be turned over to the Administrative Agent or its designee in the same form as received by Borrower (duly endorsed by Borrower to the Administrative Agent, if requested) (except to the extent that this Agreement or any other Loan Document specifically provides that such action is not required).

                  (b) Any and all payments described in clause (a) above that are received by the Administrative Agent or its designee (whether from Borrower or otherwise) will be deposited into the appropriate Security Account as required by the Disbursement Agreement or, upon the occurrence and during the continuance of an Event of Default, any such payments will be applied in whole or in part by the Administrative Agent or its designee in the manner specified in the Disbursement Agreement.

                  Section 7. REMEDIES; RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement), the Administrative Agent may do one or more of the following:

                  (a) In addition to and without limiting any rights arising out of the Loan Agreement and the other Loan Documents, take the following enforcement actions with respect to the Security Accounts and any other securities account or deposit account constituting part of the Collateral, without being required to give any notice to Borrower: (i) direct Disbursement Agent and any other securities intermediary or bank, or Borrower (as applicable), to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, it being understood that such obligations are of the essence under this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent will be entitled to a decree requiring specific performance by Disbursement Agent, any other securities intermediary or bank or Borrower, as the case may be, of such obligations; (ii) withdraw any and all cash and liquidate any and all Permitted Investments, other financial assets and other property not constituting cash in any of the Security Accounts or any other securities account or deposit account constituting part of the Collateral, and apply such cash and the liquidation proceeds of Permitted Investments, financial assets or other property, if any, then held in any Security Account or any other securities account or deposit account constituting part of the Collateral in satisfaction of all or any part of the Obligations then due and payable in the manner specified in Section 8 hereof; and (iii) sell, assign or otherwise liquidate the Security Accounts or any other securities account or deposit account constituting part of the Collateral, or any part thereof, at a public or private disposition, for cash, upon credit, or for future delivery, and at such prices as the Administrative Agent may deem satisfactory, and take possession of the proceeds of any such sale or liquidation. Borrower acknowledges that if an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement) has occurred and is continuing, the Administrative Agent is entitled to apply amounts standing to the credit of any Security Account or any other securities account or deposit account constituting part of the Collateral as contemplated in this Section 7(a).

                  (b) Make such payments and do such acts as the Administrative Agent may reasonably deem necessary to protect, perfect or continue the perfection of the Security Interest in the Collateral, including (i) paying, purchasing, contesting or compromising any Lien that is, or purports to be, prior to or superior to the Security Interest granted hereunder, (ii) filing any transfer statement necessary to entitle the transferee to the transfer of record of all rights of Borrower in the Collateral referenced in such transfer statement, (iii) commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Security Interest in or ownership of the Collateral and (iv) filing a copy of this Agreement and other documents in the office in which a record of the Lien on the Site created by the Mortgage is recorded.

                  (c) Foreclose on the Collateral as herein provided or in any manner permitted by Law and exercise any and all of the rights and remedies conferred upon the Administrative Agent by the Assigned Agreements (taking into account the Consents to Assignment) either concurrently or in such order as the Administrative Agent may determine without affecting the rights or remedies to which the Administrative Agent may be entitled under the Loan Agreement or any other Loan Document. Borrower hereby waives, to the extent permitted by Law, notice and judicial hearing in connection with the Administrative Agent's taking possession or commencing any collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, licensing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including any and all prior judicial notice and hearing for any prejudgment remedy or remedies and any such right that Borrower would otherwise have under the constitution or any statute or other law of the United States of America or of any state thereof.

                  (d) Require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of the Administrative Agent, forthwith assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at the Site or, with respect to any Collateral that is movable, such other location directed by the Administrative Agent that is reasonably convenient to both the Administrative Agent and Borrower.

                  (e) Without notice or demand or legal process (to the extent permitted by Law), enter upon any premises of Borrower and take possession of the Collateral, whereupon the Administrative Agent may use or operate the Collateral (i) for the purpose of preserving the Collateral or its value or (ii) as permitted by an order of a court having competent jurisdiction.

                  (f) Without notice, except as specified below, sell, lease, license or otherwise dispose of the Collateral, or any part thereof, in its then present condition or following any commercially reasonable preparation or processing. Any such disposition of the Collateral may be made by one or more contracts, in one or more parcels, at public or private disposition at any of the Administrative Agent's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery and at such price or prices and upon such other terms that the Administrative Agent reasonably believes are commercially reasonable. Borrower agrees that, to the extent notice of any such disposition will be required by Law, at least ten (10) Business Days' written notice to Borrower of the time and the place of any public disposition or the time after which any private disposition is to be made will constitute reasonable notification. The Administrative Agent may purchase Collateral at a public disposition, or at a private disposition only if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations. The Administrative Agent will not be obligated to make any disposition of the Collateral regardless of notice of disposition having been given. The Administrative Agent may adjourn any public or private disposition from time to time by announcement at the time and place fixed therefor and such disposition may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent will incur no liability as a result of the manner of disposition of the Collateral, or any part thereof, at any private disposition conducted in a commercially reasonable manner. Borrower hereby waives, to the extent permitted by Law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been disposed of at a private disposition was less than the price that might have been obtained at a public disposition or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received that the Administrative Agent deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the extent permitted by Law, Borrower hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any Law now existing or hereafter enacted. Borrower authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with a disposition of the Collateral pursuant to the provisions of this Agreement or the other Loan Documents, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  (g) Accept the Collateral in full or partial satisfaction of the Obligations.

                  (h) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the UCC and any relevant Law in any jurisdiction.

                  Section 8. APPLICATION OF PROCEEDS. The net proceeds of any enforcement, foreclosure, collection, recovery, receipt, appropriation or realization on or any sale, lease, license or other disposition of the Collateral will be applied in the following order:

                  (a) to the repayment of the reasonable documented costs and expenses of retaking, holding and preparing for the collection or enforcement with respect to, or sale, lease, license or other disposition of, the Collateral (including attorneys' fees and expenses, court costs and those amounts payable pursuant to this Agreement and the other Loan Documents) and the discharge of all assessments, encumbrances, charges or Liens, if any, on the Collateral prior to the Lien created pursuant to this Agreement;

                  (b) to the payment in full of the Obligations in accordance with the priority of application specified in Section 2.9(b) of the Loan Agreement; and

                  (c) if all Obligations have been paid, satisfied and discharged in full, any surplus then remaining will be paid to Borrower, subject to the satisfaction of obligations secured by any subordinate security interest in or other Lien on the Collateral if Administrative Agent receives an authenticated demand for proceeds before distribution of the proceeds to Borrower is contemplated.

                  Section 9. ASSIGNMENT OF APPROVALS. Borrower will, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement), at the request of the Administrative Agent, contemporaneously with and at any other time following any foreclosure by the Administrative Agent on any part of the Collateral or any part of the Site, assign, transfer or otherwise furnish or arrange to assign, transfer or otherwise furnish to the Administrative Agent or to any transferee of the interest of the Administrative Agent (to the extent so assignable or transferable), all of Borrower's rights and interest in, to and under any Approvals, including all offsets, allowances and similar rights issued under or in connection with Law that are required to permit the Project to be operated in accordance with all Law. Upon the request of the Administrative Agent, following collection, enforcement, foreclosure, sale, lease, license or other disposition by the Administrative Agent on or with respect to the Collateral or any part of the Site, Borrower agrees to use its best efforts to assist the Administrative Agent in renewing or extending in the name of the Administrative Agent (or any other Person operating the Project) or otherwise obtaining the benefits of all of the Borrower's Approvals and other rights referred to in the immediately preceding sentence to the extent that such Approvals and other rights are not assignable or transferable.

                  Section 10. SECURITY INTEREST ABSOLUTE. All the rights of the Administrative Agent hereunder respecting Borrower and the Security Interest and all obligations of Borrower hereunder will be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any of the Documents or any of the Collateral or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Document or any of the Collateral or any other agreement or instrument related thereto;

                  (c) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interests or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

                  (d) to the fullest extent permitted by Law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any third-party pledgor other than payment in full of the Obligations.

                  Section 11. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with
Section 5.1(p) of the Loan Agreement), Borrower irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact will be coupled with an interest), with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any and all documents and instruments that the Administrative Agent may reasonably deem necessary to accomplish the purposes of this Agreement in a commercially reasonable manner to the extent required by the UCC, without notice to (except as specified below) or assent by Borrower, including, without limitation:

                  (a) to receive, endorse and collect all instruments, chattel paper or letter-of-credit rights made payable to Borrower or investment property in which Borrower has an interest, in each case representing any dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and, upon notice to Borrower, to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all of such dividends, payments or other distributions;

                  (b) to enforce the rights of Borrower under any provision of any Assigned Agreement to the extent permitted thereunder and under the terms of this Agreement and the applicable Consent to Assignment;

                  (c) to pay or discharge taxes and Liens levied or placed on the Collateral;

                  (d) (i) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Administrative Agent or as the Administrative Agent may direct, including drawing under any letter of credit rights, (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral,
(iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (iv) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral, (v) to settle, compromise or adjust any suit, action or proceeding described in clauses (iii) and (iv) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate and (vi) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

                  (e) (i) to execute, in connection with any sale, lease, license or other disposition permitted to be made by the Administrative Agent hereunder, any endorsements, assignments, transfer statements or other instruments of conveyance or transfer with respect to the Collateral and to file or register the same if required by Law, (ii) to communicate in its own name with any party to any agreement or instrument included in the Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument or (iii) to the fullest extent permitted by Law, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower (PROVIDED, that the Administrative Agent will give notice to Borrower promptly after taking any action described in this Section 11(e) but failure to give such notice will not subject the Administrative Agent to liability); and

                  (f) to take any action that the Administrative Agent may, in its reasonable discretion and at Borrower's expense, deem necessary (i) to perfect, maintain and enforce any Security Interest created in favor of the Administrative Agent, (ii) to create, perfect, maintain and enforce any Security Interest granted or purported to be granted hereby or (iii) to otherwise accomplish the purposes of this Agreement.

                  Section 12. ADMINISTRATIVE AGENT MAY PERFORM. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default caused solely by Borrower's failure to comply with Section 5.1(p) of the Loan Agreement), the Administrative Agent, without releasing Borrower from any obligation, covenant or condition hereof, itself may (but will have no obligation to) make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as the Administrative Agent may reasonably deem necessary to protect, perfect or continue the perfection of the Security Interest. The Administrative Agent will notify Borrower that it intends to take, or has taken, any such actions; PROVIDED, that any failure to provide such notice will not affect the right of the Administrative Agent to take such actions or the validity and enforceability of such actions. Any reasonable documented costs or expenses incurred by the Administrative Agent in connection with the foregoing will be governed by the Loan Documents, constitute a part of the Obligations secured by the Security Documents, bear interest at a rate per annum equal to the Default Rate and be payable by Borrower upon demand by the Administrative Agent.

                  Section 13. NO DUTY ON THE ADMINISTRATIVE AGENT'S PART; LIMITATION ON THE ADMINISTRATIVE AGENT'S OBLIGATIONS.

                  (a) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Collateral and will not impose any duty upon the Administrative Agent to exercise any such powers, including without limitation any calls, conversions, maturities, tenders or other matters relating to the Collateral. The Administrative Agent will be accountable only for amounts that it receives as a result of the exercise of such powers.

                  (b) Except as provided in the next sentence, anything herein to the contrary notwithstanding, Borrower will remain liable under the Assigned Agreements and any other agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Administrative Agent of any of the rights or remedies hereunder will not release Borrower from any of its duties or obligations under the Assigned Agreements or any other agreements included in the Collateral unless expressly assumed by the Administrative Agent in writing. All of the Collateral is hereby assigned to the Administrative Agent solely as security, and the Administrative Agent will have no duty, liability or obligation whatsoever with respect to any of the Collateral, including without limitation the filing of any continuation statements, unless the Administrative Agent so elects in writing consistent with its rights under this Agreement or fails to act in a commercially reasonable manner to the extent required by the UCC.

                  Section 14. REASONABLE CARE; STANDARDS FOR EXERCISING REMEDIES; MARSHALLING COLLATERAL.

                  (a) The Administrative Agent will exercise the same degree of care hereunder as it exercises or would exercise in connection with similar transactions for its own account. The Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords or would accord property held by the Administrative Agent in similar transactions for its own account; PROVIDED, that it is expressly understood that the Administrative Agent will not have responsibility for taking any steps to preserve rights against any parties with respect to the Collateral. In furtherance of the foregoing, to the extent Law imposes on the Administrative Agent an obligation to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (i) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets,
(x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against the risk of loss, collection or disposition of Collateral or (xii) to the extent reasonably deemed appropriate by the Administrative Agent, to obtain the services of other qualified brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral.

                  (b) Without limiting the generality of the foregoing, the Administrative Agent will not be required to marshal any collateral, including the Collateral subject to the Security Interest created hereby, or to resort to any item of Collateral in any particular order, and all of the Administrative Agent's rights hereunder and in respect of such Collateral will be cumulative and in addition to all other rights, however existing or arising. To the extent that Borrower lawfully may, Borrower hereby (i) agrees that it will not invoke any Law relating to the marshaling of collateral that might cause delay in or impede the enforcement of the Administrative Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured and (ii) irrevocably waives the benefits of all laws and any and all rights to equity of redemption or other rights of redemption that it may have in equity or at law with respect to the Collateral.

                  Section 15. ROLE OF THE ADMINISTRATIVE AGENT. The rights, duties, liabilities and immunities of the Administrative Agent, and the appointment and replacement, will be governed by this Agreement and the provisions contained in the other Loan Documents.

                  Section 16. ABSENCE OF FIDUCIARY RELATIONSHIP. The Administrative Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement or any other Loan Document, and no implied agreements, covenants or obligations with respect to Borrower, any Affiliate of Borrower or any other party to any of the Assigned Agreements may be read into this Agreement against the Administrative Agent or the Lenders. None of the Administrative Agent or the Lenders is a fiduciary of or will owe or be deemed to owe any fiduciary duty to Borrower, any Affiliate of Borrower or any other party to any of the Assigned Agreements, except as otherwise specifically required by Law.

                  Section 17.       [RESERVED.]

                  Section 18. NOTICES. All notices, consents, certificates, waivers, documents and other communications required or permitted to be delivered to any party under the terms of this Agreement must be in writing and must be given in accordance with Section 8.20 of the Loan Agreement.

                  Section 19. NO WAIVER; REMEDIES CUMULATIVE. The waiver of any right, breach or default under this Agreement by the Administrative Agent must be made specifically and in writing. Subject to the foregoing, no failure on the part of the Administrative Agent to exercise, and no forbearance or delay in exercising, any right under this Agreement will operate as a waiver thereof; no single or partial exercise of any right under this Agreement will preclude any other or further exercise thereof or the exercise of any other right; and no waiver of any breach of or default under any provision of this Agreement will constitute or be construed as a waiver of any subsequent breach of or default under that or any other provision of this Agreement. No notice to or demand upon Borrower will by itself entitle Borrower to any further, subsequent or other notice or demand in similar or any other circumstances. Each of the rights and remedies of the Administrative Agent under this Agreement is cumulative and not exclusive of any other right or remedy provided or existing by agreement or under Law.

                  Section 20. SEVERABILITY. Any provision of this Agreement that is invalid or prohibited in any jurisdiction will, as to such jurisdiction, be ineffective and severable from the rest of this Agreement to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision of this Agreement, or of such provision in other jurisdictions. The parties agree to replace any provision that is ineffective by operation of this Section 20 with an effective provision that as closely as possible corresponds to the spirit and purpose of such ineffective provision and this Agreement as a whole.

                  Section 21. [RESERVED.]

                  Section 22. AMENDMENT. No amendment or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, will be effective unless it is in writing and signed by the Administrative Agent. A waiver or consent granted pursuant to this Section 22 will be effective only in the specific instance and for the specific purpose for which it is given.

                  Section 23.       SUCCESSORS AND ASSIGNS.

                  (a) This Agreement will be binding upon and inure to the benefit of Borrower, the Administrative Agent and their respective successors and permitted assigns. Borrower will execute, acknowledge where appropriate and deliver, and cause to be executed, acknowledged where appropriate and delivered, from time to time promptly at the request of any successor Administrative Agent hereunder all such restatements and/or amendments to this Agreement or other instruments or documents as in the reasonable opinion of such successor Administrative Agent are necessary to carry out the intent and purpose of this Agreement. In the event of any assignment or transfer by any instrument evidencing all or any part of the Obligations, the holder of such instrument will, subject to the Loan Agreement, be entitled to the benefits of this Agreement.

                  (b) Borrower has no right to assign its rights or interest, or delegate its duties or obligations, under this Agreement without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed.

                  (c) The Administrative Agent has the right to transfer, assign, pledge and grant participations in its rights and interests in and under this Agreement as described in Section 8.7 of the Loan Agreement.

                  Section 24. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR STATUTE THERETO).

                  Section 25. WAIVER OF JURY TRIAL. BORROWER AND THE ADMINISTRATIVE AGENT, AS BETWEEN THEM, WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREBY OR EFFECTED PURSUANT HERETO, ANY DEALINGS OR COURSE OF DEALING BETWEEN THEM RELATING IN ANY WAY TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY STATEMENTS OR ACTIONS OF ANY OF THEM OR THEIR AFFILIATES. Each of the parties acknowledges and agrees that this waiver is a material inducement to enter into the business relationship contemplated by this Agreement and that each has relied on this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with the other parties. The scope of this waiver is intended to be all-encompassing, and this waiver will apply to all Claims, of any nature whatsoever, whether deriving from contract, arising by law, based on tort or otherwise. BORROWER AND THE ADMINISTRATIVE AGENT HAVE MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND THIS WAIVER WILL BE IRREVOCABLE. THIS WAIVER WILL ALSO APPLY TO ALL AMENDMENTS, SUPPLEMENTS, RESTATEMENTS, EXTENSIONS AND MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, relevant portions of this Agreement may be filed as a written consent to a trial by the court.

                  Section 26. CONSENT TO JURISDICTION. Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan over any action or proceeding arising out of or relating to any Claim, and Borrower hereby irrevocably agrees that all Claims in respect of such action or proceeding may be heard and determined in such New York state or United States federal court. Borrower irrevocably waives any objection that it may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any such action or proceeding brought in any such New York state or United States federal court has been brought in an inconvenient forum. Borrower hereby irrevocably appoints the Process Agent as its agent to receive on behalf of Borrower and its property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to Borrower at the address of the Process Agent and Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. In addition and as an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth in Section 18. Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Section 26 will affect the right of the Administrative Agent to serve legal process in any other manner permitted by Law or affect the right of the Administrative Agent to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction. If for any reason the Process Agent ceases to be available to act as Process Agent, Borrower agrees immediately to appoint a replacement Process Agent satisfactory to the Administrative Agent.

                  Section 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                  Section 28. CONTINUING SECURITY INTEREST; TERMINATION. This Agreement creates a continuing Security Interest in the Collateral and will remain in full force and effect for the benefit of the Administrative Agent until all Obligations have been paid and performed in full or released (exclusive of any indemnification or other obligations which are expressly stated in any Loan Document to survive termination of the Loan Documents), at which time the Security Interest granted hereby will terminate. Upon such termination, the Administrative Agent will, promptly upon its receipt of a request from Borrower and at the expense of Borrower, (a) pay to Borrower or deposit into a deposit account in Borrower's name the balance on deposit in any Security Account that is a deposit account, (b) communicate the authoritative copy of any electronic chattel paper constituting part of the Collateral to Borrower or its designated custodian, (c) send to each Person having an unfulfilled obligation to pay or deliver to the Administrative Agent proceeds arising from any letter of credit right constituting Collateral an authenticated release from any further obligation to pay or deliver to the Administrative Agent proceeds arising from any such letter of credit right and (d) execute and deliver to Borrower such documents as Borrower may reasonably request to evidence such termination or expiration, including UCC-3 termination statement(s) for any financing statement on file with respect to the Collateral and a statement terminating any Consent to Assignment then in effect.

                  Section 29. PAYMENTS SET ASIDE. To the extent that Borrower or any other Person on behalf of Borrower makes a payment of the Obligations to the Administrative Agent, or the Administrative Agent enforces its rights hereunder or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Agreement and all Security Interests, rights and remedies therefor, will be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                  Section 30. NO CONSEQUENTIAL DAMAGES. Borrower agrees, regardless of cause, not to assert any claim whatsoever against the Administrative Agent for loss of anticipatory profits or consequential damages.


           [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.]

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Assignment and Security Agreement to be signed on the date first above written.


                       PACIFIC ETHANOL MADERA LLC



                       By /S/ RYAN TURNER
                          ------------------------------------------------
                          Name:
                          Title:



                       HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A., as the Administrative Agent


                       By /S/ JEROME P. PETERS, JR.
                          ------------------------------------------------
                          Name:  Jerome P. Peters, Jr.
                          Title:  Senior Vice President

                                                                   Schedule A to
                                               Assignment and Security Agreement
                                               ---------------------------------


                    PROJECT DOCUMENTS AND ASSIGNED APPROVALS
                    ----------------------------------------

As each of the following may be amended, modified or supplemented from time to time in accordance with the provisions of the Loan Documents:

Amended and Restated Corn Procurement Agreement, dated March 30, 2006, between Pacific Ethanol Madera LLC, a Delaware limited liability company ("BORROWER"), and Pacific Ag. Products, LLC, a California limited liability company ("PAP").

Amended and Restated Ethanol Marketing Agreement, dated March 16, 2006, between Kinergy Marketing LLC, an Oregon limited liability company, and Borrower.

Amended and Restated Operation and Maintenance Services Agreement, dated March 16, 2006, between Pacific Ethanol California, Inc., a California corporation ("PEC"), and Borrower.

Amended and Restated Phase I Design-Build Contract, dated November 2, 2005, between Borrower and W.M. Lyles Co., a California corporation ("LYLES").

Assignment and Assumption Agreement, dated November 4, 2005, between PEC and Borrower.

1st Amendment to the Assignment and Assumption Agreement, dated November 11, 2005, between PEC and Borrower.

2nd Amendment to the Assignment and Assumption Agreement, dated November 11, 2005, between PEC and Borrower.

Construction Performance and Completion Bond, dated November 4, 2005, issued by Travelers Casualty and Surety Company of America, with Dual-Obligee Rider, dated February 24, 2006, issued by Travelers Casualty and Surety Company.

Grain Mill Operation and Maintenance Agreement, dated March 30, 2006, between Borrower and PAP.

License of Technology, dated September 1, 2005, between Delta-T Corporation, a Virginia corporation, and Borrower.

Phase II Design-Build Contract, dated November, 2, 2005, between Borrower and Lyles.

WDG Marketing and Services Agreement, dated March 4, 2005, between Western Milling LLC, a California limited liability company, and Borrower, as assignee of PEC.

                                                                   Schedule B to
                                               Assignment and Security Agreement
                                               ---------------------------------


                           FINANCING STATEMENT FILINGS
                           ---------------------------


Debtor:                    Pacific Ethanol Madera LLC

Secured Party:             Hudson United Capital, a division of TD Banknorth,
                           N.A., as Administrative Agent

Jurisdiction:              Secretary of State of the State of Delaware


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